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                                                                  EXHIBIT 23.7







                    [Wollert-Elmendorff Letterhead]



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement of FiberMark, Inc. on Form S-3 of our report dated November 4, 1997 (relating to the financial statements of Steinbeis Gessner GmbH as of and for the year ended December 31, 1996 presented separately herein) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Wollert-Elmendorff
Deutsche Industrie-Treuhand GmbH
Wirtschaftsprufungsgesellschaft


/s/ Hamada                  /s/ Pickelmann
----------------            -------------------
(Hamada)                    (Pickelmann)


Munich, Germany
November 24, 1997